CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 4, 1996 included in the Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares 1996 Annual Reports (collectively the Pioneer Growth Trust) (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 7 and Amendment No. 8 to Registration Statement File Nos. 33-34802 and 811-6106, respectively.




                                                           ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 24, 1997